SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported):                      19-Jun-02

CSFB Washington Mutual Bank,
FA Mortgage-Backed Pass-Through Certificates, Series 2001-AR5
(Exact name of registrant as specified in its charter)

Delaware                   333-61840-12                  13-3320910
(State or Other            (Commission                   (I.R.S. Employer
Jurisdiction               File Number)                  Identification No.)
of Incorporation)


           11 Madison Avenue
           New York, New York                                     10010
           (Address of Principal                         (Zip Code)
           Executive Offices)

Registrant's telephone number, including area code       212-325-2000


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No. 1

Washington Mutual Bank, FA Mortgage-Backed Pass-Through Certificates, Series 2001-AR5

STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY

Class      Beg Bal         Prin          Int
Class I-A  $477,250,851.39 $41,719,472.57  $2,241,596.80
Class B-1   $10,377,961.48    $10,936.93      $48,744.19
Class B-2    $7,472,331.07     $7,874.80      $35,096.75
Class B-3    $3,735,668.51     $3,936.88      $17,546.04
Class B-4    $1,660,076.21     $1,749.49       $7,797.20
Class B-5    $1,245,554.20     $1,312.64       $5,850.23
Class B-6    $2,491,770.53     $2,625.98      $11,703.58
Class I-R            $0.00         $0.00           $0.01

           PPIS            Prin Loss     End Bal
Class I-A          $585.56         $0.00 $435,531,378.82
Class B-1           $12.73         $0.00  $10,367,024.55
Class B-2            $9.17         $0.00   $7,464,456.27
Class B-3            $4.58         $0.00   $3,731,731.63
Class B-4            $2.04         $0.00   $1,658,326.72
Class B-5            $1.53         $0.00   $1,244,241.56
Class B-6            $3.06         $0.00   $2,489,144.55
Class I-R            $0.00         $0.00           $0.00



           Beginning
           Current PrincipaPrincipal
Class      Amount          Distribution
Class I-A       590.6044393    51.6284164
Class B-1       994.0576130     1.0475987
Class B-2       994.0576121     1.0475988
Class B-3       994.0576131     1.0475998
Class B-4       994.0576108     1.0475988
Class B-5       994.0576217     1.0475978
Class B-6       994.0576130     1.0475986
Class I-R         0.0000000     0.0000000

                           Ending
           Interest        Current PrinciInterest
           Distribution    Amount        Rate
Class I-A         2.7740066   538.9760228     0.056377455
Class B-1         4.6689837   993.0100144     0.056377455
Class B-2         4.6689836   993.0100133     0.056377455
Class B-3         4.6689835   993.0100133     0.056377455
Class B-4         4.6689820   993.0100120     0.056377455
Class B-5         4.6689785   993.0100239     0.056377455
Class B-6         4.6689824   993.0100144     0.056377455
Class I-R         0.1000000     0.0000000     0.056377455
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                         DLJ MORTGAGE ACCEPTANCE CORP.


                           Name:         Barbara Grosse
                           Title:        Trust Officer
                                         Bank One